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                                                                    Exhibit 4.1

                              SECOND AMENDMENT TO
                              -------------------
                AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
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     THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT,
dated as of August ___, 1999 (this "Agreement") is among YORK INTERNATIONAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "Seller"), ASSET SECURITIZATION COOPERATIVE CORPORATION, a California cooperative corporation (together with its successors and permitted assigns, "Purchaser") and CANADIAN IMPERIAL BANK OF COMMERCE, acting through certain offices in the United States of America as the servicing agent for the Purchaser hereunder (in such capacity, and together with any replacement therefor, the "Servicing Agent")

                              W I T N E S S E T H:

     WHEREAS, Seller, Purchaser, and Servicing Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of March 26, 1997 (as amended from time to time, the "Receivables Sale Agreement"; capitalized terms not otherwise defined herein shall have the definitions provided therefor in the Receivables Sale Agreement) and to certain other Sale Documents executed in connection with the Receivables Sale Agreement;

     WHEREAS, Seller has changed the name of one of its Divisions and has also changed the locations of one of its Divisions;

     WHEREAS, the parties wish to amend the Receivables Sale Agreement as provided herein:

     NOW, THEREFORE, the parties agree as follows:

     1.  Amendments to the Receivables Sale Agreement.  The Receivables Sale
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Agreement is hereby amended as follows:

     (a) The definition of "Applied" in Article I is hereby deleted, in its entirety, and replaced with the following:

     "Applied" means the Engineered Systems Group, a division of the Seller,
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     formerly known as Applied Systems.

     (b) Exhibit I, listing the location where each Division keeps its records concerning its Receivables, is hereby deleted in its entirety and replaced in its entirety by a revised Exhibit I attached hereto.

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     2.  Representations and Warranties.  To induce Purchaser and Servicing
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Agent to enter into this Agreement, Seller represents and warrants to Purchaser and Servicing Agent that the execution, delivery and performance by Seller of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to Seller, the Certificate of Incorporation or By-laws of Seller, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Seller; and the Receivables Sale Agreement as amended as of the date hereof is the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     3.  Ratification and Confirmation.  Except as otherwise amended pursuant to
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this Agreement, all other provisions of the Receivables Sale Agreement are hereby ratified and confirmed in all respects and are and shall continue to be enforceable against the Seller and the Collection Agent.

     4.  Conditions to Effectiveness.  Seller will have satisfied the following
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conditions before this Agreement will become effective:

     (a) Execution and delivery of this Agreement;

     (b) Execution and delivery of a Secretary's Certificate (1) confirming that the persons set forth in the Secretary's Certificate dated March 26, 1997 (the "Initial Closing Date"), who were signatories of the Seller as of the Initial Closing Date remain duly authorized signatories as of the date of execution of this Agreement, or to the extent that new signatories who have authority to execute and deliver this Second Amendment have been added, the names, titles and signatures of such new signatories and (2) confirming that no amendments have occurred to the Certificate of Incorporation, By-laws or Resolutions of the Seller since the Secretary's Certificate was delivered on the Initial Closing Date, or to the extent any such amendments have occurred, attaching such amendments; and

     (c) Execution and delivery of (1) two executed UCC-1 Financing Statement against Unitary Products Group, a division of York International ("UPG"), in favor of Purchaser filed in Oklahoma County, Oklahoma, (2) two executed UCC-3 Amendments re: revised Attachment A to the original financing statements against Seller, (3) three executed UCC-3 Amendments re: the name change of Applied, (4) three executed UCC-3 Amendments re: the address change of UPG and (5) two executed UCC-3 Continuation Statement for the original UCC-1 Financing Statements filed in 1994 against Bristol Compressors, Inc.

     5.  Miscellaneous.
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     (a) Captions.  Section captions used in this Agreement are for convenience
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only, and shall not affect the construction of this Agreement.

     (b) Governing Law.  This Agreement shall be a contract made under and
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governed by the laws of the State of New York, without regard to conflict of laws principals. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be

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prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (c) Counterparts.  This Agreement may be executed in any number of
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counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     (d) Successors and Assigns.  This Agreement shall be binding upon Seller,
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Purchaser and Servicing Agent and their respective successors and assigns, and shall inure to the sole benefit of Seller, Purchaser, and Servicing Agent and their respective successors and assigns.

     (e) References.  Any reference to the Receivables Sale Agreement contained
         ----------
in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

     (f) Continued Effectiveness.  The Receivables Sale Agreement as amended
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hereby and each of the other Sale Documents remains in full force and effect.




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     Delivered at Chicago, Illinois, as of the day and year first above written.

                                    YORK INTERNATIONAL CORPORATION, as Seller


                                    By:____________________________
                                    Name Printed: _________________
                                    Title:_________________________


                                    YORK INTERNATIONAL CORPORATION, as
                                    Collection Agent


                                    By:____________________________
                                    Name Printed: _________________
                                    Title:_________________________


                                    CANADIAN IMPERIAL BANK OF COMMERCE, as
                                    Servicing Agent


                                    By:____________________________
                                    Name Printed: _________________
                                    Title:  Authorized Signatory


                                    ASSET SECURITIZATION COOPERATIVE
                                    CORPORATION, as Purchaser


                                    By:____________________________
                                    Name Printed:__________________
                                    Title:_________________________

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